“Focused manufacturer of engineered lifting equipment” Exhibit 99.2 Manitex International, Inc. Conference Call First Quarter 2012 May 10th, 2012

Forward Looking Statements &
Non GAAP Measures
“Focused
manufacturer of
engineered lifting
equipment”
Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995: This presentation contains statements that are forward-looking in nature which express the beliefs and expectations of management including statements regarding the Company’s expected results of operations or liquidity;
statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts.  In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,”
“project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “will,” “should,” “could,”
and similar expressions. Such statements are based on current plans, estimates and expectations and involve a number of known and unknown risks, uncertainties and other factors that could cause the
Company's future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. These factors and additional information are discussed in the Company's filings with the Securities and Exchange Commission and statements in this presentation should be evaluated in light of these important factors. Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results.
Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Non-GAAP Measures: Manitex International from time to time refers to various non-GAAP (generally accepted accounting principles) financial measures in this presentation.  Manitex believes that this information is useful to understanding its operating results without the impact of special items. See
Manitex’s First Quarter 2012 Earnings Release on the Investor Relations section of our website
www.manitexinternational.com for a description and/or reconciliation of these measures.

“Focused
manufacturer of
engineered lifting
equipment”
Overview
•
Strong tailwinds coming out of 2011. Reflected in Q1-2012 results
– Sales of $42.8 million (35% increase)
– Net income of $1.3 million (183% increase)
– EPS $0.11 (175% increase)
– EBITDA $3.4 million (65% increase)
• Very dynamic N.A. energy sector driving demand for key products, especially boom trucks
– Backlog increased 59% (approx. $50 million) sequentially. YOY increase
179% to $133.3 million
• Plans for increasing output on target
– Q1-2012 sequential sales increase of 17%
– Continuing to work with supply chain
• 2012 outlook for sales and profit to increase during the year as output expands

“Focused
manufacturer of
engineered lifting
equipment”
Q1 2012 Business Update
•Market conditions from Q4-2011 remained consistent during the quarter
•High levels of order intake from energy sector in N.A. (demand and lead time driven)
•General construction steady, and still relatively subdued
•European markets adversely impacted from economic conditions and lack of credit
•Positive response to marketing efforts in S. America from mining and construction sectors
•Product demand profile remains consistent with much of 2011, i.e. still focused on more specialized, higher tonnage units or industry specific product (e.g. energy).
•
Strongest demand for our Manitex boom trucks.
•
Specialized trailer demand continues to strengthen in response to continued product developments.
•
Product development continuing: Q1/Q2 actively marketing new increased capacity Noble
RT forklift (12,000lb capacity), new trailer for CAT Tier 4 dozer requirements, new oil field trailers for long loads and rough terrain
•3/31/12 Backlog $133.3 million
•Q1-2012 increase ~$50 million
•Broad based order book, but with boom trucks heavily represented
•Orders still currently being received at a faster rate than output (book to bill ratio of 2.2 in the quarter)
•Q2 will see deliveries of material handling units to Royal Australian Air Force, and start of deliveries to S. Africa for CVS terminal tractors

Key Figures - Quarterly
“Focused
manufacturer of
engineered lifting
equipment”
USD thousands
Q1-2012 Q1-2011 Q4-2011
Net sales $42,849 $31,722 $36,561
% change in Q1-2012 to prior period
- 35.1% 17.2%
Gross profit 8,576 6,459 7,489
Gross margin %
20.0% 20.4% 20.5%
Operating expenses 6,056 5,207 6,614*
Net Income 1,251 442 289*
Ebitda 3,390 2,055 2,876
Ebitda % of Sales
7.9% 6.5% 7.9%
Working Capital 44,526 33,829 41,032
Current Ratio 2.1 2.3 2.4
Backlog 133,322 47,736 83,700
% change in Q1-2012 to prior period
179.3% 59.3%
• *Q4-2011 includes unusual $1,183k  legal settlement, see Appendix for reconciliation

“Focused
manufacturer of
engineered lifting
equipment”
Q1-2012 Operating Performance
$m $m
Q1-2011 Net income 0.4
Gross profit impact of increased sales of $11.1 million (Q1-2012 sales less Q1-2011 sales at 2011 gross profit % ).
2.3
Impact from reduced margin
(2011 gross profit % - 2010 gross profit %
multiplied by 2011 sales)
(0.2)
Increase in gross profit 2.1
Increase in R&D expense
Increase in SG&A expenses
(0.3)
(0.5)
Interest & Other income / (expense) -
Increase in tax (0.4)
Q1-2012 Net income $       1.3

Working Capital
“Focused
manufacturer of
engineered lifting
equipment”
$000 Q1-2012 Q1-2011 Q4-2011
Working Capital $44,526 $33,829 $41,032
Days sales outstanding (DSO) 64 53 60
Days payable outstanding (DPO) 67 63 59
Inventory turns 2.9 2.8 2.7
Current ratio 2.1 2.3 2.4
Operating working capital 56,184 38,174 50,007
Operating working capital % of annualized
LQS
32.8% 30.1% 34.2%
•Major movements in working capital increase Q1-2012 v Q4 2011 of $3.5m
•Receivables ($6.9m), inventory ($5.7m), offset by increased accounts payable ($6.3m), short term revolving credit facility ($1.6m) and accrued expenses ($1.2m)
•Inventory: increase in raw materials ($3.3m), WIP ($1.6m) and F. Goods ($0.7m)
to support growth
•Operating working capital % decreased compared to Q4-2011, as revenue growth was achieved in the quarter as planned

“Focused
manufacturer of
engineered lifting
equipment”
$000
Q1-2012 Q1-2011 Q4-2011
Total Cash 523 1,441 71
Total Debt 45,294 35,293 42,227
Total Equity 48,503 44,017 46,794
Net capitalization 93,274 77,869 88,950
Net debt / capitalization 48.0% 43.5% 47.4%
Quarterly EBITDA 3,390 2,055 2,876
Quarterly EBITDA % of sales 7.9% 6.5% 7.9%
•Increase in debt at 3/31/2012 from 12/31/2011 of $3.1m
• Increase in lines of credit, short term finance and Italian working capital finance $4.2m
• Repayments of  $1.1m on other long term debt
•N. American revolver facilities, based on available collateral at 3/31/12 was $33.5m.
•N. American revolver availability at 3/31/12 of $5.8m
Debt & Liquidity
• Net capitalization is the sum of debt plus equity minus cash
• Net debt is total debt less cash

Summary
“Focused
manufacturer of
engineered lifting
equipment”
• Continuing strong demand driving increase in backlog and
supporting expansion in output, some of which was implemented in Q1-2012
• Anticipate further quarterly increase in sales from output expansion
• Key challenge is continuing to increase internal output and that of suppliers
• As shown in Q1 results, net income to benefit from impact of higher volume and lower % of SG&A